UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025 (January 20, 2025)

BLACKROCK TAXABLE MUNICIPAL BOND TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	811-22426	27-2986063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 810-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 20, 2025, BlackRock Taxable Municipal Bond Trust and BlackRock Advisors, LLC (the “Investment Advisor”) entered into a standstill agreement (the “Standstill Agreement”) with Saba Capital Management, L.P. (“Saba”). During the effective period of the Standstill Agreement, Saba, the Fund and the Investment Advisor agreed to be bound by the terms of such agreement, which include an agreement by Saba to (1) abide by certain customary standstill covenants, and (2) vote its common shares of beneficial interest, if any, in accordance with the recommendation of the Fund’s Board of Trustees on all matters submitted to shareholders. The Standstill Agreement will remain in effect until the day following completion of the Fund’s 2027 annual meeting of shareholders or August 31, 2027, whichever is earlier, unless the agreement is terminated earlier by the parties. A copy of the Standstill Agreement is included as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Standstill Agreement dated January 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK TAXABLE MUNICIPAL BOND TRUST

By:	/S/ JANEY AHN
Name:	Janey Ahn
Title:	Secretary

DATE: January 21, 2025